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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated June 30, 2006, relating to the consolidated financial statements and financial statement schedule of Isilon Systems, Inc., which appears in this Amendment No. 2 to the Registration Statement. We also consent to the reference to us under the heading "Experts" in this Amendment No. 2 to the Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
November 9, 2006